UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2021

ROSS ACQUISITION CORP II
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40201	98-1578557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Pelican Lane	33480
Palm Beach, Florida	(Zip Code)
(Address of principal executive offices)

(561) 655-2615
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ROSS.U	New York Stock Exchange
Class A Ordinary shares, $0.0001 par value	ROSS	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ROSS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2021, Ross Acquisition Corp II (the “Company”) received a notice (the “Notice”) from the New York Stock Exchange (“NYSE”) stating that the Company was not in compliance with Section 802.01E of the NYSE Listed Company Manual (the “Rule”) because it had not timely filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (the “Form 10-Q”) with the SEC as required by the Rule.  The Notice had no immediate effect on the listing or trading of the Company’s securities, but indicated that the Company has six months to file its Form 10-Q to regain compliance.

On May 27, 2021, the Company filed the Form 10-Q and, by letter dated the same, the NYSE confirmed that the Company had regained compliance with the Rule with the filing of the Form 10-Q.

Item 8.01	Other Events.

On May 27, 2021, the Company issued a press release announcing that it has regained compliance with the Rule following its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 27, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSS ACQUISITION CORP II

Date: May 27, 2021	By:	/s/ Stephen J. Toy
	Name:	Stephen J. Toy
	Title:	Chief Financial Officer

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